Exhibit 99.1

HeartSciences Reports Fiscal Third Quarter 2026 Financial Results and Provides Business Update

Southlake, Texas — March 16, 2026 — HeartSciences Inc. (Nasdaq: HSCS), a healthcare information technology (“HIT”) company focused on advancing electrocardiography (“ECG” or “EKG”) through the integration of artificial intelligence (“AI”), today reported financial results for its fiscal third quarter ended January 31, 2026 (“FQ3 2026”) and provided a business update.

Third Quarter and Recent Highlights

During the third quarter and subsequent period, the Company continued advancing the commercialization of its MyoVista Insights™ healthcare IT platform and submitted its MyoVista® wavECG™ device to the U.S. Food and Drug Administration (“FDA”) for 510(k) premarket clearance.

MyoVista Insights™ Healthcare IT Software Platform

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Regulatory classification. MyoVista Insights is classified as a Medical Device Data System (“MDDS”), which carries significantly lower regulatory requirements than medical devices and is exempt from FDA 510(k) clearance. As a result, organizational costs and time to commercial rollout are expected to be substantially lower and faster than those associated with regulated medical devices.

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Platform advancement. Since its early-adopter launch in 2025, the Company has implemented phased upgrades to MyoVista Insights. On March 13, 2026, HeartSciences released a significant version upgrade ahead of the American College of Cardiology (“ACC”) Annual Scientific Session, where the Company will exhibit and publicly introduce the platform to the broader cardiology and healthcare IT community. The upgrade includes mobile phone viewing, reporting enhancements, and significant interoperability improvements designed to support deployment across large health systems.

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Commercial traction. During 2026 the Company’s objectives include establishing key reference sites and generating initial revenues. HeartSciences has already made commercial progress with reference installations and endorsement from a hospital network. Early feedback has been compelling, and the Company is currently in discussions with multiple health systems regarding deployment. Management expects to announce several key customer wins during 2026.

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AI-ECG marketplace opportunity. In addition to generating per-test SaaS revenues as a secure cloud-based ECG data management system, MyoVista Insights is purpose-built to enable the integration of AI-ECG algorithms directly into routine clinical practice through an AI-ECG marketplace. The platform is designed to host third-party algorithms alongside HeartSciences’ own technologies. The Company is currently in discussions with several potential partners to host AI algorithms and believes this model positions HeartSciences to participate in a multi-billion-dollar AI-ECG market opportunity while reducing the cost and time required for algorithm development and regulatory clearance.

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Investor demonstration. Following the public introduction of MyoVista Insights at the ACC Annual Scientific Session, the Company plans to host an investor call to demonstrate the platform and provide additional detail regarding its commercialization strategy and market opportunity.

MyoVista® wavECG™ Device

●	The Company submitted its MyoVista wavECG device to the FDA for 510(k) premarket clearance in December 2025.

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HeartSciences elected to separate the FDA submissions for the MyoVista wavECG device and its impaired cardiac relaxation AI-ECG algorithm following updated guidance published by the American Society of Echocardiography (“ASE”) regarding the assessment of Left Ventricular Diastolic Dysfunction (“LVDD”), including revised age-based thresholds for cardiac relaxation (e’).

Management Commentary

Andrew Simpson, Chief Executive Officer of HeartSciences, said:

“We are making strong progress toward our 2026 objectives, including establishing reference sites, commencing revenue generation for MyoVista Insights, making AI algorithms available on the platform, and achieving best-in-class interoperability across hospital systems.”

Mr. Simpson added, “The submission of the MyoVista wavECG device to the FDA represents an important regulatory milestone and advances our broader strategy to modernize ECG through the integration of artificial intelligence.”

Fiscal Third Quarter 2026 Financial Results

HeartSciences reported no meaningful revenue for FQ3 2026 as the Company continues to focus on commercialization of the MyoVista Insights platform.

As of January 31, 2026, the Company had approximately $3.4 million in cash and cash equivalents and $2.7 million in shareholders’ equity.

Complete financial results are included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2026, which has been filed with the U.S. Securities and Exchange Commission and is available on the Company’s website at

www.heartsciences.com.

About HeartSciences

HeartSciences is a healthcare information technology (“HIT”) company advancing the use of ECG/EKGs through the integration of artificial intelligence (“AI”). The Company’s MyoVista Insights platform is a device-agnostic, next-generation ECG management system designed to improve clinical efficiency and decision-making. Its MyoVista wavECG device is designed to deliver conventional ECG functionality while supporting on-device AI-enabled solutions

For more information, please visit: https://www.heartsciences.com. X: @HeartSciences

Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company's future financial and operating performance. All statements, other than statements of historical facts, included herein are "forward-looking statements" including, among other things, statements about HeartSciences' beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences' Annual Report on Form 10-K for the fiscal year ended April 30, 2025, filed with the U.S. Securities and Exchange Commission (the "SEC") on July 24, 2025, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2025 filed with the SEC on September 11, 2025, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2025 filed with the SEC on December 15, 2025, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2026 filed with the SEC on March 16, 2026, and in HeartSciences' other filings with the SEC at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations:
Integrous Communications
Mark Komonoski, Partner
Phone: 877 255 8483
Email: mkomonoski@integcom.us

Media Contact:
HeartSciences
Gene Gephart
+1 682 244 2578 Ext. 2024
info@heartsciences.com